NINTH LOAN MODIFICATION AGREEMENT (DOMESTIC)

     This Ninth Loan Modification Agreement (Domestic) (this “Loan Modification Agreement”) is entered into as of March 28, 2014 (the “Ninth Loan Modification (Domestic) Effective Date”), by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“Bank”), STEREOTAXIS, INC., a Delaware corporation (“Stereotaxis”), and STEREOTAXIS INTERNATIONAL, INC., a Delaware corporation, each with offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108 (“International”, and together with Stereotaxis, individually and collectively, jointly and severally, “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 30, 2011, evidenced by, among other documents, (i) a certain Second Amended and Restated Loan and Security Agreement (Domestic) dated as of November 30, 2011, as amended by a certain First Loan Modification Agreement (Domestic), dated as of March 30, 2012, as further amended by a certain Second Loan Modification and Waiver Agreement (Domestic), dated as of May 1, 2012, as further amended by a certain Third Loan Modification Agreement, dated as of May 7, 2012, as further amended by a certain Fourth Loan Modification Agreement (Domestic), dated as of December 28, 2012, as further amended by a certain Fifth Loan Modification Agreement (Domestic), dated as of March 29, 2013 as further mended by a certain Sixth Loan Modification and Waiver Agreement (Domestic), dated as of June 28, 2013, as further amended by a certain Seventh Loan Modification and Waiver Agreement (Domestic), dated as of July 31, 2013 and as further amended by a certain Eighth Loan Modification Agreement (Domestic), dated as of August 30, 2013 (as may be amended from time to time, the “Loan Agreement”).

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement, and the “Intellectual Property Collateral” as described in those certain IP Security Agreements, entered into by each Borrower and Bank, dated as of November 30, 2011 (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.	DESCRIPTION OF CHANGE IN TERMS.

	A.	Modifications to Loan Agreement.

		1	The Loan Agreement shall be amended by deleting the following text appearing as Sections 2.2 thereof:

“2.2 Overadvances. If, at any time the sum of (a) the outstanding amount of any Advances plus (b) the outstanding amount of any Advances (as such term is defined in the EXIM Loan Agreement) exceeds the lesser of either the Revolving Line or the Borrowing Base (such excess amount being an “Overadvance”), Borrower shall immediately pay to Bank in cash such Overadvance. Without limiting Borrower’s obligation to repay Bank any amount of the Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.”

and inserting in lieu thereof the following:

“2.2 Overadvances. If, at any time the outstanding amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base (such excess amount being an “Overadvance”), Borrower shall immediately pay to Bank in cash such Overadvance. Without limiting Borrower’s obligation to repay Bank any amount of the Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.”

2	The Loan Agreement shall be amended by deleting the following text appearing in Section 4.1 thereof:

“(subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement or the EXIM Loan Agreement)”

and inserting in lieu thereof the following:

“(subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement)”

3	The Loan Agreement shall be amended by deleting the following additional text appearing in Section 4.1 thereof:

“Notwithstanding the foregoing, it is expressly acknowledged and agreed that the security interest created in this Agreement only with respect to Export-Related Accounts Receivable, Export-Related Inventory and Export-Related General Intangibles (as defined in the EXIM Loan Agreement) is subject to and subordinate to the security interest granted to Bank in the EXIM Loan Agreement with respect to such Export- Related Accounts Receivable, Export-Related Inventory and Export-Related General Intangibles.”

4	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.2(a)(i) thereof:

“(i) (A) weekly, within five (5) days after the end of each week, and (B) with each request for a Credit Extension, a Transaction Report;”

and inserting in lieu thereof the following:

“(i) (A) weekly, within five (5) days after the end of each week in which there are outstanding Advances under the Revolving Line, and (B) with each request for a Credit Extension, a Transaction Report;”

5	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.2(a)(ii) thereof:

“(including, without limitation, accounts receivable agings for accounts receivable used in determining EXIM Loans)”

6	The Loan Agreement shall be amended by deleting the following text appearing as Sections 6.9 thereof:

“6.9 Financial Covenants.

     Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise indicated below:

     (a) Minimum EBITDA. A minimum EBITDA, tested quarterly on a trailing three month basis, as of the last day of each fiscal quarter, of no less than (no worse than) (i) ($4,000,000) for the trailing three-month period ending September 30, 2013 and (ii) ($3,000,000) for the trailing three-month period ending December 31, 2013.

     (b) Liquidity Ratio. A Liquidity Ratio of greater than 2.00:1.00, it being understood that Short Term Advances shall be excluded from the foregoing calculation.”

and inserting in lieu thereof the following:

“6.9 Financial Covenants.

     Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise indicated below:

     (a) Tangible Net Worth. Borrower shall maintain a minimum Tangible Net Worth, tested quarterly, as of the last day of each fiscal quarter, of not less than (no worse than) ($21,000,000). Such Tangible Net Worth requirements set forth above shall be increased by (i) fifty percent (50%) of the net proceeds from issuances of equity securities of the Borrower and/or Subordinated Debt issued or incurred after the Ninth Loan Modification (Domestic) Effective Date; plus (ii) fifty percent (50%) of positive quarterly Net Income.

     (b) Liquidity Ratio. A Liquidity Ratio of greater than 1.75:1.00, it being understood that Short Term Advances shall be excluded from the foregoing calculation.”

7	The Loan Agreement shall be amended by deleting the following text appearing as Section 8.12 thereof:

“8.12 EXIM Default. The occurrence of an Event of Default under the EXIM Loan Agreement and/or the EXIM Guarantee.”

8	The Loan Agreement shall be amended by deleting the following text appearing as Section 12.1 thereof:

“12.1 Termination Prior to Maturity Date. This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(b). Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to one percent (1.00%) of the Revolving Line (i.e. Two Hundred Thousand Dollars ($200,000); provided, that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank. Upon payment in full of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

and inserting in lieu thereof the following:

“12.1 Termination Prior to Maturity Date. This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(b). Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to one percent (1.00%) of the Revolving Line (i.e. One Hundred Thousand Dollars ($100,000); provided, that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank. Upon payment in full of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

9	The Loan Agreement shall be amended by deleting the following text appearing as Section 12.14 thereof:

“12.14 Borrower Agreement; Cross-Collateralization; Cross-Default; Conflicts.

Both this Agreement and the EXIM Borrower Agreement shall continue in full force and effect, and all rights and remedies under this Agreement and the EXIM Borrower Agreement are cumulative. The term “Obligations” as used in this Agreement and in the EXIM Borrower Agreement shall include without limitation the obligation to pay when due all loans made pursuant to the EXIM Borrower Agreement (the “EXIM Loans”) and all interest thereon and the obligation to pay when due all Advances made pursuant to the terms of this Agreement and all interest thereon. Without limiting the generality of the foregoing, the security interest granted herein covering all “Collateral” as defined in this Agreement and as defined in the EXIM Borrower Agreement shall secure all EXIM Loans and all Advances and all interest thereon, and all other Obligations. Any Event of Default under this Agreement shall also constitute a default under the EXIM Borrower Agreement, and any default under the EXIM Borrower Agreement shall also constitute an Event of Default under this Agreement. In the event Bank assigns its rights under this Agreement and/or under any note evidencing Exim Loans and/or its rights under the EXIM Borrower Agreement and/or under any note evidencing Advances, to any third party, including, without limitation, the EXIM Bank, whether before or after the occurrence of any Event of Default, Bank shall have the right (but not any obligation), in its sole discretion, to allocate and apportion Collateral to the EXIM Borrower Agreement and/or note assigned and to specify the priorities of the respective security interests in such Collateral between itself and the assignee, all without notice to or consent of any Borrower. Should any term of the Agreement conflict with any term of the EXIM Borrower Agreement, the more restrictive term in either agreement shall govern Borrower.”

and inserting in lieu thereof the following:

“12.14 [Reserved].”

10	The Loan Agreement shall be amended by inserting the following new definitions in Section 13.1 thereof, each in its appropriate alphabetical order:

“Country Limitation Schedule” is that certain schedule of the Export-Import Bank of the United States listed on http://www.exim.gov/tools/countrylimitationschedule as amended from time to time, or, if unavailable, such other guidance issued by the Export- Import Bank of the United States with respect to countries prohibited from doing business with the United States of America.

“Ninth Loan Modification (Domestic) Effective Date” is March 28, 2014.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries, minus (b) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and capitalized research and development expenses (except prepaid expenses), (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (c) Total Liabilities (including, without limitation, the Cowen Indebtedness), plus (d) mark-to-market liabilities established in accordance with GAAP as a result of non-cash, mark-to-market adjustments, of the value of warrants and other derivative liabilities of the Borrower.

11	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the Borrowing Base; minus (b) the outstanding principal balance of any Advances. The aggregate amount of all Credit Extensions (other than outstanding principal under the Term Loan) under this Agreement outstanding at any time, together with all outstanding Advances (as defined in the EXIM Loan Agreement) under the EXIM Loan Agreement outstanding at any time shall not exceed Three Million Dollars ($3,000,000); provided, that, no Advances (as defined in the EXIM Loan Agreement) shall be available under the EXIM Loan Agreement until such time as Bank has received and accepted a written commitment and approval from EXIM Bank, authorizing the EXIM Loans through the Revolving Line Maturity Date.

“Borrowing Base” is (a) without duplication, eighty percent (80%) of Eligible Accounts plus (b) the lesser of (i) forty percent (40%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or (ii) Five Hundred Thousand Dollars ($500,000), in each case as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing amounts and/or percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the value of the Collateral.

“Credit Extension” is any Advance, Term Loan, Letter of Credit, EXIM Loan, foreign exchange forward contract, amount utilized for cash management services, or any other extension of credit by Bank for Borrower’s benefit.

“Liquidity Ratio” is, as of any date of measurement, (X) the sum of (i) Borrower’s unrestricted cash at Bank plus (ii) Borrower’s Eligible Accounts (excluding, without limitation, the Biosense Accounts) plus (iii) Borrower’s Eligible EXIM Accounts; divided by (Y) total outstanding Obligations of Borrower owed to Bank.

“Loan Documents” are, collectively, this Agreement, any Bank Services Agreement, the EXIM Loan Documents, the Perfection Certificate, the IP Agreement, the Cowen Intercreditor Agreement, the Subordination Agreement, if any, any note or notes, any other guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower, any Guarantor and/or for the benefit of Bank in connection with this Agreement and/or any Bank Services, all as amended, restated, or otherwise modified.

“Revolving Line” is an Advance or Advances (including, without limitation Advances made pursuant to the EXIM Loan Agreement) in an aggregate amount outstanding at any time under this Agreement and the EXIM Loan Agreement of up to Three Million Dollars ($3,000,000).

“Revolving Line Maturity Date” is March 31, 2014.”

and inserting in lieu thereof the following:

““Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the Borrowing Base; minus (b) the outstanding principal balance of any Advances.

“Borrowing Base” is (a) without duplication, eighty percent (80%) of Eligible Accounts plus (b) the lesser of (i) forty percent (40%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or (ii) Three Million Dollars ($3,000,000); provided that at no time shall outstanding Advances based on Eligible Inventory exceed forty percent (40%) of the total outstanding or requested Advances under the Revolving Line. The foregoing amounts will be in each case determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing amounts and/or percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the value of the Collateral.

“Credit Extension” is any Advance, letter of credit, foreign exchange forward contract, amount utilized for cash management services, or any other extension of credit by Bank for Borrower’s benefit.

“Liquidity Ratio” is, as of any date of measurement, (X) the sum of (i) Borrower’s unrestricted cash at Bank plus (ii) Borrower’s Eligible Accounts (excluding, without limitation, the Biosense Accounts) divided by (Y) total outstanding Obligations of Borrower owed to Bank.

“Loan Documents” are, collectively, this Agreement, any Bank Services Agreement, the Perfection Certificate, the IP Agreement, the Cowen Intercreditor Agreement, any subordination agreement, any note or notes, any other guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement and/or any Bank Services, all as amended, restated, or otherwise modified.

“Revolving Line” is an Advance or Advances in an aggregate amount outstanding at any time of up to Ten Million Dollars ($10,000,000).

“Revolving Line Maturity Date” is March 31, 2015.”

12	The Loan Agreement shall be amended by deleting the following clause (i) from the definition of “Eligible Accounts” appearing in Section 13.1 thereof:

“(i) Accounts owing from an Account Debtor which does not have its principal place of business in the United States;” and inserting in lieu thereof the following:

“(i) Accounts owing from an Account Debtor (i) which does not have its principal place of business in the United States or Canada; or (ii) for which support is not available based on the Export-Import Bank of the United States’ most recent Country Limitation Schedule;”

13	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Defaulting Partner” is the general partner or any limited partner of a Sanderling who has previously failed to comply with any portion of a capital call made by Sanderling unless (i) such failure has been cured, or (ii) Sanderling has substituted the Defaulting Partner with another partner, in accordance with the partnership agreement of Sanderling, who is in compliance with such partnership agreement.

“EXIM Bank” is the Export-Import Bank of the United States.

“EXIM Borrower Agreement” is defined in the Export-Import Agreement.

“EXIM Guaranty” is that certain Master Guarantee Agreement, by and between Bank and EXIM Bank, dated as of November 1, 2005, as amended and in effect as of the date hereof.

“EXIM Loan Agreement” is a certain Export-Import Bank Amended and Restated Loan and Security Agreement dated as of the Effective Date by and between Bank and Borrower, and all documents, instruments and agreements executed in connection therewith, including, without limitation, the EXIM Borrower Agreement and the EXIM Promissory Note, as each may be amended from time to time.

“EXIM Loan Documents” are all documents and agreements executed in connection with the Export-Import Loan Agreement, including, without limitation, the EXIM Borrower Agreement and the EXIM Promissory Note (as defined in the Export-Import Agreement), as each may be amended from time to time.

“EXIM Loans” is defined in Section 12.14.

“Export-Related Accounts Receivable” is defined in the EXIM Borrower Agreement.

“Export-Related Inventory” is defined in the EXIM Borrower Agreement.

“Export-Related General Intangibles” is defined in the EXIM Borrower Agreement.”

14	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

““Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the EXIM Loan Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to Letters of Credit, cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.”

and inserting in lieu thereof the following:

““Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to Letters of Credit, cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.”

15	The Loan Agreement shall be amended by deleting the following text from clause (a) of the definition of “Permitted Indebtedness” appearing in Section 13.1 thereof:

“(including, without limitation, the EXIM Loan Agreement)”

16	The Loan Agreement shall be amended by deleting the Exhibit B attached thereto and inserting Exhibit B as attached hereto.

4. FEES. Borrower shall pay to Bank a commitment fee equal to One Hundred Thousand Dollars ($100,000), which fee shall be due and payable on the date hereof and shall be non-refundable and deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Loan Modification Agreement.

5. CONDITIONS PRECEDENT. Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or concurrently with this Loan Modification Agreement, each in form and substance satisfactory to the Bank (collectively, the “Conditions Precedent”):

A.	copies, certified by a duly authorized officer of each Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of each Borrower as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of each Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and each Borrower’s performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of each Borrower (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank);

B.	duly executed and delivered Reaffirmation of Intercreditor Agreement from Healthcare Royalty Partners II, L.P.; and

C.	such other documents as Bank may request, in its reasonable discretion.

6. ADDITIONAL COVENANTS; RATIFICATION OF PERFECTION CERTIFICATE. Borrower is not a party to, nor is bound by, any license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor’s agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under the Loan Agreement and the other Loan Documents. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate, dated as of November 30, 2011, as amended and supplemented through and as of the Ninth Loan Modification (Domestic) Effective Date with the additional disclosures attached as Exhibit A hereto, if any, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate, as so updated, remain true and correct in all material respects as of the date hereof.

7. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of each of the Loan Documents and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing

Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13. CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

14. JURISDICTION/VENUE/TRIAL WAIVER. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the State of Illinois in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS LOAN MODIFICATION AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS LOAN MODIFICATION AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

15. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the State of Illinois as of the Ninth Loan Modification (Domestic) Effective Date.

BORROWER:

STEREOTAXIS, INC.

By /s/ Martin C. Stammer
Name: Martin C. Stammer
Title: Chief Financial Officer

STEREOTAXIS INTERNATIONAL, INC.

By /s/ Martin C. Stammer
Name: Martin C. Stammer
Title: President and Treasurer

BANK:

SILICON VALLEY BANK By /s/ Tom Hertzberg Name: Tom Hertzberg Title: Vice President

[Signature page to Ninth Loan Modification Agreement (Domestic)]

Exhibit A

Updates to Perfection Certificate, if any

(See attached.)

Exhibit B to Ninth Loan Modification Agreement

EXHIBIT B COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	STEREOTAXIS, INC. and STEREOTAXIS INTERNATIONAL, INC.

     The undersigned authorized officer of STEREOTAXIS, INC., a Delaware corporation and STEREOTAXIS INTERNATIONAL, INC. (collectively, jointly and severally, the “Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending
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with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements with	Monthly within 30 days		Yes	No
Compliance Certificate

Annual financial statement (CPA Audited) + CC	FYE within120 days		Yes	No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC		Yes	No

A/R & A/P Agings, Deferred Revenue and Inventory	Monthly within 30 days		Yes	No
Reports

Transaction Reports	Weekly, within 5 days when there are		Yes	No
outstanding Advances under the
Revolving Line, and with each request
for a Credit Extension

Projections	Annually within 30 days prior to FYE		Yes	No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain as indicated:

Minimum Tangible Net Worth * (tested quarterly)	($21,000,000)	$ _______	Yes	No

Minimum Liquidity Ratio** (tested monthly)	1.75:1.00	:1.00	Yes	No

*	See Section 6.9(a) of the Loan Agreement

**	See Section 6.9(b) of the Loan Agreement

     The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

     The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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STEREOTAXIS, INC.	BANK USE ONLY
STEREOTAXIS INTERNATIONAL, INC.
Received by:

By:	AUTHORIZED SIGNER
Name:	Date:

Title:
Verified:

AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate Financial Covenants of Borrower

Dated:

I. Tangible Net Worth (Section 6.9(a))

Required: A minimum Tangible Net Worth, tested quarterly, as of the last day of each fiscal quarter, of not less than (no worse than) ($21,000,000). Such Tangible Net Worth requirements set forth above shall be increased by (i) fifty percent (50%) of the net proceeds from issuances of equity securities of the Borrower and/or Subordinated Debt issued or incurred after the Ninth Loan Modification (Domestic) Effective Date; plus (ii) fifty percent (50%) of positive quarterly Net Income.

Actual:
A.	Consolidated total assets of Borrower and its Subsidiaries	$
B.	Amounts attributable to Goodwill	$
C.	Intangible items including unamortized debt discount and expense, patents, trade and service	$
marks and names, copyrights and capitalized research and development expenses (except prepaid expenses)
D.	Notes, accounts receivable and other obligations owing to Borrower from its officers or other	$
Affiliates
E.	Reserves not already deducted from assets	$
F.	Intangible assets [line B plus line C plus line D plus line E]	$
G.	Total Liabilities (including, without limitation, the Cowen Indebtedness)	$
H.	Mark-to-market liabilities established in accordance with GAAP as a result of non-cash, mark-	$
to-market adjustments, of the value of warrants and other derivative liabilities of the Borrower
I.	TANGIBLE NET WORTH [line A minus line F minus line G plus line H]	$

Is line I equal to or greater than (no worse than) the sum of ($21,000,000) plus (i) fifty percent (50%) of the net proceeds from issuances of equity securities of the Borrower and/or Subordinated Debt issued or incurred after the Ninth Loan Modification (Domestic) Effective Date; plus (ii) fifty percent (50%) of positive quarterly Net Income?

No, not in compliance

Yes, in compliance

II. Liquidity Ratio (Section 6.9(b))

Required: A Liquidity Ratio of greater than 1.75:1.00, it being understood that Short Term Advances shall be excluded from the foregoing calculation.

Actual:
A.	Borrower’s unrestricted cash at Bank	$
B.	Borrower’s Eligible Accounts (excluding the Biosense Accounts)	$
C.	LIQUIDITY [line A plus line B]	$
D.	Total outstanding Obligations of Borrower owed to Bank (other than Short Term Advances)	$
E.	LIQUIDITY RATIO [line C divided by line D]	$

Is line E greater than 1.75:1.00?
	No, not in compliance	Yes, in compliance